Secured Bridge Loan

THIS SECURED BRIDGE LOAN FINANCING AGREEMENT ("Financing Agreement") is dated as of September 12, 2005 by and between ACCESS DEVICES DIGITAL LTD, a U.K. corporation, located at 58 Uxbridge Road, London W5 2ST, United Kingdom ("the Company") and EPM Holding AG, Falkenweg 9, 6340 Baar/Switzerland ("the Lender").

WITNESSETH

WHEREAS, the Company wishes to induce the Lender to loan to the Company, and the Lender is willing to loan to the Company, subject to the terms and conditions set forth herein, up to £300'000.—(Three Hundred Thousand Pound Sterling).

NOW, THEREFORE, for and in consideration of the premises and the mutual agreement contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. LOAN. Subject to the terms and conditions set forth herein, the Lender shall loan to the Company Three Hundred Thousand (£ 300,000) Pound Sterling (the "Loan") in one or more instalments, by delivery of such amount to the Company in same day £ funds by wire transfer to an account designated by the Company for working capital.

2. NOTE. The terms of the Loan shall be set forth in and evidenced by one or more Secured Promissory Note in substantially the form attached hereto as Exhibit A in the aggregate amount of Three Hundred Thousand (£ 300,000) Pound Sterling, payable to the order of the Lender or its assignees (the "Note").

3. MUTUAL DELIVERIES. Upon the delivery by the Lender of the loan proceeds from time to time, as provided in Section 1 above, the Company shall deliver to the Lender the Note.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Lender that:

(a) The Company has the corporate power and authority to enter into this Financing Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Financing Agreement and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Financing Agreement has been duly executed and delivered by the Company and constitutes valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights

generally and to the application of equitable principles in any proceeding (legal or equitable).

(b) The execution, delivery and performance by the Company of this Financing Agreement and the consummation of the transactions contemplated hereby do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Company which breach or default could reasonably be expected to have a material adverse effect on the Company.

(c) The Company is in material compliance with all applicable laws, regulations, judgments, decrees and orders material to the conduct of its business.

(d) There is no pending, or to the knowledge of the Company, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Financing Agreement or which involves the Company and which if adversely determined, could reasonably be expected to have a material adverse effect on the Company.

(e) No consent or approval of, or exemption by, or filing with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance under this Financing Agreement or the taking of any action contemplated hereunder.

(f) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

5. REPRESENTATIONS AND WARRANTIES OF THE LENDER. The Lender hereby represents and warrants to the Company that:

(a) The Lender has the corporate power and authority to enter into this Financing Agreement and to perform its obligations hereunder. This Financing Agreement has been duly executed and delivered by the Lender and constitutes valid and binding obligations of the Lender, enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

(b) The execution, delivery and performance by the Lender of this Financing Agreement and the consummation of the transactions contemplated hereby do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Lender.

(c) There is no pending, or to the knowledge of the Lender, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Financing Agreement.

(d) The Lender has prior substantial investment experience, including investment in non-listed and non-registered securities and has had the opportunity to engage the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to the Lender in connection with this investment and to evaluate the merits and risks of this investment.

6. ASSIGNMENT. This Financing Agreement may be assigned by the Lender to transferees or assignees of the Note, provided that the Company consents to the assignment, which consent will not be unreasonably withheld, and that the Company is, prior to or simultaneously with such transfer, furnished with written notice of the name and address of such transferee or assignee, and such assignee agrees in writing to be bound by the terms hereof and provided further that, if the Note is only assigned or transferred in part, then such assignment shall only be made in part on an appropriate proportionate basis.

7. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the U.K. Postal Service, by (a) advance copy by fax, and (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY: ACCESS DEVICES DIGITAL LTD..
58 Uxbridge Road,
London W5 2ST, United Kingdom
ATTN: Mr. Stephen Grist, CFO
Telephone No.: +44 20 8799 4480
Facsimile No.: +44 20 8799 4481

with a copy to:

Michael R. Littenberg, Esq.
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone No.: (212) 756-2524

LENDER: EPM HOLDING AG
Falkenweg 9
CH-6340 Baar/Switzerland

with a copy to:

Interglobe Finance SA
General Guisan-Quai 36
CH-8002 Zurich / Switzerland
Telephone No.: +41-44-289 60 20
Facsimile No.: +41-44-289 60 29

8. SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Financing Agreement is invalid, unenforceable or illegal for any reason, such determination shall not affect or impair the validity, legality and enforceability of the other provisions of this Financing Agreement. If any such invalidity, unenforceability or illegality of a provision of this Financing Agreement becomes known or apparent to any of the parties hereto, the parties shall negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to such provision specifically and this Financing Agreement generally to achieve as closely as possible, consistent with applicable law, the intent and spirit of such provision specifically and this Financing Agreement generally.

9. EXECUTION IN COUNTERPARTS. This Financing Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same Financing Agreement.

10. GOVERNING LAW. This Agreement and the Related Agreements shall be governed by and construed in accordance with the laws of England and Wales.

Each of the parties consents to the jurisdiction of the relevant courts in England and Wales in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non convenience, to the bringing of any such proceeding in such jurisdiction.

IN WITNESS WHEREOF, the parties have executed this SECURED Bridge Loan Financing Agreement as of the date first written above.

ACCESS DEVICES DIGITAL LTD.

By: ------------------------------------

Name: Stephen Grist
Title: Chief Financial Officer

EPM HOLDING AG

By: ------------------------------------

Name: Ursula Stabinger
Title: Director

Exhibit A to Secured Bridge Loan Financing Agreement

FORM OF NOTE

£ 300'000.—

ACCESS DEVICES DIGITAL LTD..

10 % SECURED NOTE DUE MARCH 31, 2006
convertible at Holder's Option

FOR VALUE RECEIVED, the Company promises to pay to Lender the registered holder hereof (the "Holder"), the principal sum of £ 300'000.— (Pound Sterling three hundred thousand) on March 31, 2006, and to pay interest on the principal sum at maturity of this Note (the "Maturity Date"), at the rate of 10 % per annum accruing from the date of initial issuance of this Note (the "Issue Date").

Accrual of interest shall commence on September 14, 2005 and shall continue until Maturity Date. The principal of and interest on this Note are payable in English Pounds to the Lender at maturity.

This Note is subject to the following additional provisions:

1. This Note is issuable in denominations of Five Thousand Pound Sterling (£5,000) and integral multiples thereof at the request of the holder.

2. At the option of the holder, this note (£300'000.—and accrued interest) is convertible at maturity into common shares of Access Devices Inc. (the U.S. parent company) at a conversion price of US$ 0.25 or equivalent (exchange rate £/US$1.8250). After receipt of the principal amount of this Note the (U.S.) Parent Company will commence registration of these shares.

3. This note (face amount including interest) is guaranteed by the U.S. Parent Company, Access Devices Inc., c/o Michael R. Littenberg, Esq., Schulte Roth & Zabel, 919 Third Avenue, New York, N.Y. 10022, U.S.A.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: ________________, 2005

ACCESS DEVICES DIGITAL LTD., U.K.

By:

Name:
Title:

For Guarantee:

Dated: ________________, 2005

ACCESS DEVICES, INC.
By:

Name:
Title: